                                               EXHIBIT 11(i)
                      Form of Opinion and Consent of Counsel

                MAYER, BROWN, ROWE & MAW LLP

                       1675 BROADWAY
               NEW YORK, NEW YORK 10019-5820

                     -----------------

Oppenheimer Select Managers - Salomon Brothers All Cap Fund
c/o OppenheimerFunds, Inc.
6803 S. Tucson Way
Centennial, CO 80112

Ladies and Gentlemen:

      We have acted as counsel for Oppenheimer  Value Fund a
series  of  Oppenheimer   Series  Fund,   Inc.,  a  Maryland
Corporation   ("Value   Fund"),   in  connection   with  the
transactions  contemplated  by that  certain  Agreement  and
Plan of  Reorganization  dated as of  April  28,  2003  (the
"Agreement")  by and  between  Value Fund,  and  Oppenheimer
Select  Managers - Salomon  Brothers  All Cap Fund, a series of Oppenheimer  Select  Managers,  a Massachusetts  business trust ("Salomon Brothers All Cap Fund").

      We are rendering this opinion  pursuant to Section 11C
of  the   Agreement.   Unless   otherwise   specified,   all
capitalized  terms used  herein  shall  have the  respective meanings attributed to them in the Agreement.

      In  rendering  our  opinion,  we have made such  legal
examinations  and inquiries and examined such documents,  as we have deemed  necessary or appropriate for the purposes of
rendering  this  opinion.  In  such  examination,   we  have
assumed the  authenticity  of all documents  submitted to us as originals  and the  conformity  to original  documents of all  copies  submitted  to us  as  certified,  conformed  or photostatic  copies and the authenticity of the originals of such latter  documents.  In  connections  with the  opinions expressed  herein,  we have relied as to factual  matters on representations  made by Value Fund in the  Agreement and in other documents,  instruments and certificates  delivered to us in connection with the  transactions  contemplated by the
Agreement.  We have also relied upon  certificates of public
officials   and  officers  of  Value  Fund  and  upon  other
information   we  have   obtained   in  the  course  of  our
representation   of  Value  Fund  in  connection   with  the
transactions contemplated by the Agreement.  Anything to the contrary  contained  herein  notwithstanding,  to the extent any  opinion  set forth  herein  relates to the  business or assets of Value  Fund,  our  opinion is based  solely on the business, assets, agreements,  contracts,  judgments, orders and  decrees  actually  known  to  those  lawyers  currently members  of  or  employed  by  our  firm  or  identified  by officers  of  Value  Fund  in the  Agreement  and  in  other documents,  instruments and certificates  delivered to us in
connection  with  the   transactions   contemplated  by  the
Agreement,  without any  independent  examination or inquiry on our part.

      Based on the foregoing we are of the opinion that:

1.    Value Fund is  incorporated,  validly  existing and in
      good standing  under the laws of the State of Maryland
      with full power to carry on its  business as described
      in its  charter and now being  conducted  and to enter
      into and perform the Agreement.

2.    All action necessary to make the Agreement,  according
      to its terms,  valid,  binding  and  enforceable  upon
      Value  Fund  in  accordance  with  its  terms,  and to
      authorize  effectively the  transactions  contemplated
      by the Agreement have been taken by Value Fund.

3.    The Agreement has been duly  authorized,  executed and
      delivered  by  Value  Fund,  and,  assuming  that  the
      Registration  Statement  complies with the  Securities
      Act  of  1933,  as  amended  (the  "1933  Act"),   the
      Securities  Exchange  Act of  1934,  as  amended  (the
      "1934  Act") and the  Investment  Company Act of 1940,
      as  amended  (the  "1940  Act")  and  the  regulations
      thereunder and assuming due  authorization,  execution
      and delivery of the Agreement by Salomon  Brothers All
      Cap Fund,  is a valid and binding  obligation of Value
      Fund,  enforceable  against  Value Fund, in accordance
      with  its  terms,   subject  as  to   enforcement   to
      bankruptcy,  insolvency,  reorganization,  moratorium,
      fraudulent  conveyance  and other laws  relating to or
      affecting  creditors  rights  and  to  general  equity
      principles  (regardless  of  whether  considered  in a
      proceeding  in law or in equity),  equitable  defenses
      and the  discretion  of the  court  before  which  any
      proceeding  for specific  performance,  injunction  or
      other forms of equitable relief may be brought.

4.    The  execution  and delivery of the Agreement did not,
      and the consummation of the transactions  contemplated
      thereby will not,  violate  Value  Fund's  Articles of
      Incorporation or By-laws.

5.    To our knowledge, no consent, approval,  authorization
      or order of any  court or  governmental  authority  of
      the  United  States or any state is  required  for the
      consummation   by  Value  Fund  of  the   transactions
      contemplated  in the  Agreement,  except  such as have
      been  obtained  under the 1933  Act,  the 1934 Act and
      the 1940 Act and such as may be  required  under state
      securities laws.

6.    The  shares of Value  Fund to be issued in  accordance
      with the  Agreement  are  duly  authorized  and,  when
      issued,  sold and  delivered  to Salomon  Brothers All
      Cap  Fund,  in  accordance   with  the  terms  of  the
      Agreement against payment therefore,  will be duly and
      validly issued, fully paid and non-assessable.

      We are  members  of the bar of the  State  of New York
and  express no  opinion as to the laws of any  jurisdiction other than the federal laws of the United  States of America and the laws of the State of New York. In particular,  we do not  hold  ourselves  out  as  qualified  to  practice  with respect  to the laws of the State of  Maryland  and,  to the extent  that the  opinions  expressed  herein  relate to the laws of the State of Maryland,  we have relied  exclusively, with your  consent,  upon the opinion of  _________________, dated  ____________  and our  opinions  set forth herein are subject to all  limitations,  exceptions and  qualifications contained  in such  opinion as if set forth  herein in full.
Further,  we express  no opinion as to the state  securities or blue sky laws of any jurisdiction.

      This  opinion  is solely  for the  benefit  of Salomon
Brothers  All Cap Fund and may not be  provided to or relied on by any other person  without our prior  written  consent.
Our opinion is based on and  limited to the  current  status of the law,  and is subject in all  respects  to, and may be limited by, future rules,  regulations and  legislation,  as well as  developing  case law. We do not undertake to notify any person of changes  in facts or law  occurring  or coming to our attention after the delivery of this opinion.

                                          Very truly yours

525-375_Ex11(i)ValueCounselLtr_Initial_080803.doc